Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cheryl Presuto	Donald C. Weinberger/Diana Bittner (media)
Chief Financial Officer	Wolfe Axelrod Weinberger Associates, LLC
TeamStaff, Inc.	212-370-4500
1 Executive Drive	don@wolfeaxelrod.com
Somerset, NJ 08873	diana@wolfeaxelrod.com
866-352-5304

TeamStaff Receives Nasdaq Deficiency Notice
Regarding Minimum Bid Price

Somerset, New Jersey– June 2, 2010 — TeamStaff, Inc., (NASDAQ: TSTF) a leading healthcare and logistics services provider to the Federal Government and Department of Defense, today announced that it received a deficiency notification from the Nasdaq Stock Market dated June 1, 2010 as the result of TeamStaff not complying with the $1 minimum closing bid price requirement of Nasdaq Listing Rule 5550(a)(2) during the consecutive 30 business day period from April 19, 2010 through May 28, 2010. This notification has no effect on the listing of the Company’s common stock at this time.

The Company’s common stock is currently listed for trading on The Nasdaq Capital Market and, pursuant to Nasdaq Listing Rules, it has been afforded a grace period of 180 calendar days in which to regain compliance with the minimum bid price requirement. To regain compliance, the Company must meet or exceed the $1 minimum closing bid price for a minimum of 10 consecutive business days during the grace period. If the Company is unable to achieve this standard during the grace period, it will be eligible for an additional grace period of 180 calendar days provided that it meets the initial listing criteria, other than the minimum bid price requirement, for The Nasdaq Capital Market. If the Company does not regain compliance during the initial grace period and is not eligible for an additional grace period, Nasdaq will provide written notice that the Company’s common stock is subject to delisting from The Nasdaq Capital Market. In that event, the Company may appeal such decision to a hearings panel. There can be no guarantee that the Company will be able to regain compliance with this requirement.

The Company’s management and Board of Directors are considering alternatives to address compliance with the continued listing standards of The Nasdaq Stock Market.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff through its subsidiary, TeamStaff Government Solutions, specializes in providing medical, logistics, supply chain management and information technology services to federal agencies including the United States Department of Veterans Affairs and the Department of Defense. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.